UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 4, 2004

                              DATASCENSION, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                      0-29087            87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV             89120
        (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



ITEM 8.01 OTHER EVENTS

On November 4, 2004, Datascension Inc., announced its board of directors has authorized a reverse split of the company's common stock at a ratio of one-for-ten.

The company expects the reverse split, which was approved by the Company's stockholders at the last shareholder meeting, to take effect on November 5, 2004. The new trading symbol will be DSEN and new CUSIP number will be 238111 20 7.

Each ten shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock. No fractional shares will be issued. Holders of fractional shares will receive shares rounded to the nearest whole share.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders becoming entitled to a fractional share.

Once the reverse split is completed, the company will have approximately 16.2 million shares outstanding.



Item 9.01   Financial Statements and Exhibits


	99.1        Notification to NASD.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2004

                              DATASCENSION INC.


                              By: /s/ Murray N. Conradie
                              --------------------------
                              Murray N. Conradie, CEO


                                INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

99.1            Notification to NASD.